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                                                                    EXHIBIT 10.7



                             POWELL INDUSTRIES, INC.
                       EXECUTIVE SEVERANCE PROTECTION PLAN

                                   WITNESSETH:

         WHEREAS, the Board of Directors (the "Board") of Powell Industries, Inc. (the "Company") has determined that, in the event the Company becomes subject to any proposed or threatened Change of Control (as defined in the Plan), the Board and the Company must be able to rely on the continued advice and support of key management personnel without concern that such personnel might be distracted by personal financial concerns and leave the employ of the Company;

         WHEREAS, the Board has determined that a formal executive severance protection plan should be adopted to insure stability and continuity of employment of key management personnel in the event of a proposed or threatened Change of Control;

         WHEREAS, it is intended that this Plan set forth the terms and conditions upon which benefits are payable to certain executives under this Plan; and

         WHEREAS, this Plan constitutes an employee welfare benefit plan, as that term is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974 ("ERISA"); and

         WHEREAS, it is intended that this Plan shall comply with the requirements of Section 402 of ERISA that an employee benefit plan be maintained pursuant to a written instrument;

         NOW, THEREFORE, the Company has adopted this Plan which provides as follows:

1.       DEFINITIONS.

         The following definitions shall apply for the purposes of this Plan:

         A. "BENEFICIARY" means any person or entity entitled to receive benefits which are payable upon or after a Participant's death pursuant to the terms of this Plan.

         B. "CHANGE OF CONTROL" of Powell Industries, Inc. means the date of occurrence of one or more of the following:

                  (1) Any acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 35% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote

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         generally in the election of the Board of Directors of the Company (the
         "Outstanding Voting Securities");

                  (2) the merger or consolidation of the Company with any other entity if any person or group of persons (as defined in Rule 13d-5), together with his or its affiliates, is the beneficial owner, directly or indirectly, of 35% or more of the surviving entity's then outstanding securities entitled generally to vote for the election of the surviving entity's directors;

                  (3) Continuing Directors no longer constitute a majority of the Board; the term "Continuing Director" means any individual who is a member of the Board on the date hereof or was nominated for election as a director by, or whose nomination as a director was approved by, the Board with the affirmative vote of a majority of directors who were members of the Board on the date hereof; or

                  (4) The Company transfers substantially all of its assets to another corporation which is a less than 80% owned subsidiary of the Company.

         C. "COMMITTEE" means the Compensation Committee of the Company's Board of Directors.

         D. "COVERED PERIOD" means three years from the date of occurrence of a Change of Control.

         E. "EXECUTIVE" means an executive designated by the Board as eligible to receive benefits under this Plan, as provided for in Section 5.

         F. "INVOLUNTARY TERMINATION" means, within the Covered Period, termination of an Executive's employment following:

                  (1) an Executive's resignation, for any reason, which is requested by the Company;

                  (2) a significant change or reduction in job duties and responsibilities without the Executive's consent including, but not limited to his position title, work location, responsibility, or authority;

                  (3) reduction in his base salary, incentive award opportunity, employee benefits, or perquisites; or

                  (4) resignation by the Executive for "good reason". "Good reason" means the failure of the Company to provide a comparable position and compensation.

         G. "PLAN" means the Powell Industries, Inc. Executive Severance Protection Plan as set forth in this document, and as hereafter amended.

         H. "PLAN ADMINISTRATOR" means the entity provided for in Section 2.

         I. "TERMINATION FOR CAUSE" means a termination of the Executive's employment because of (1) the conviction of the Executive by a state or federal court of competent jurisdiction of any felony, (2) the conviction of the Executive by a state or federal court of competent jurisdiction for embezzlement or misappropriation of funds of the Company or its


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consolidated subsidiaries, (3) gross negligence or willful misconduct of the
Executive which causes a material monetary injury to the Company or its consolidated subsidiaries, or (4) the Executive's continued failure to substantially perform material stated duties of his positions with the Company and its consolidated subsidiaries.

2.       NAME OF ADMINISTRATOR AND PLAN FIDUCIARY.

         For purposes of Section 3(16) of ERISA, the Company is administrator of this Plan. Unless the Board designates a different committee, the Committee is designated Plan Administrator and Fiduciary of this Plan and is charged with the general administration of this Plan.

3.       BENEFITS UNFUNDED.

         All benefits owing under the Plan shall be paid out of the Company's general corporate funds, which are subject to the claims of creditors.

         Neither the Executives nor any Beneficiary shall have any right, title or interest whatever in or to, or any claim, preferred or otherwise, in or to, any particular assets of the Company as a result of participation in the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust or a fiduciary relationship of any kind between the Company and an Executive or any other person. Neither an Executive nor a Beneficiary of an Executive shall acquire any interest greater than that of an unsecured creditor in any assets of the Company.

4.       PLAN OPERATION AND POWERS OF THE COMMITTEE AS PLAN ADMINISTRATOR AND
         FIDUCIARY.

         A. THE COMMITTEE. The Committee is authorized in its sole discretion to make all rules, regulations and procedures it deems necessary or appropriate for administering this Plan within policies established by the Board, to construe its provisions, to correct its defects, and supply any omissions or reconcile any inconsistencies which may appear in this Plan, to determine all questions of eligibility and entitlement to benefits and resolve all controversies. The Board may allocate discretionary responsibilities to the Committee as Fiduciary provided it is in writing. The Board may in writing permit the Committee as Fiduciary to designate other persons to carry out discretionary responsibilities.

         B. CLAIMS. If an Executive believes any benefit under this Plan has been incorrectly calculated or denied, he or she may file a claim with the Committee. The Committee shall follow claims procedures substantially identical to the claims procedures in the Powell Industries, Inc. Employees Incentive Savings Plan.

         C. STANDARD OF JUDICIAL REVIEW OF COMMITTEE ACTIONS. The Committee has full and absolute discretion in the exercise of its authority under this Plan, including without limitation, the authority to determine any person's right to benefits under this Plan, the correct amount and form of any benefits, the authority to decide any appeal, the authority to review and correct the actions of any prior administrative committee, and all of the rights, powers, and authorities specified in this Section 4 and this Plan. Notwithstanding any provision of law or any explicit or implicit provision of this document, any action taken or ruling or decision made by the Committee in the exercise of any of its powers and authorities under this Plan, shall be final and conclusive as to all parties, regardless of whether the Committee or one or more of its


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members may have an actual or potential conflict of interest with respect to the subject matter of the action, ruling, or decision. Thus, no final action, ruling, or decision of the Committee shall be subject to de novo review in any judicial proceeding and no final action, ruling, or decision of the Committee may be set aside unless it is held to have been arbitrary and capricious by a final judgment of a court having jurisdiction with respect to the issue.

5.       ELIGIBILITY FOR PLAN BENEFITS:

         The Board shall designate the Executives eligible to receive benefits under this Plan in the event of that Executive's termination of employment following a Change of Control as described in this Plan, and the Board shall designate whether each such Executive is eligible for benefits under Executive Benefit Group 1 or Group 2. The Board may change the benefit classification of an Executive, or add or delete names from the list, from time to time, prior to a Change of Control.

6.       PLAN BENEFITS.

         The benefits payable under this Plan shall be calculated as follows:

-----------------------------    -------------------------------------------   -------------------------
                                               INVOLUNTARY                          TERMINATION FOR
          BENEFITS                             TERMINATION                               CAUSE
-----------------------------    -------------------------------------------   -------------------------

Base Salary                      Group 1: 3 times the current                  Group 1 and 2: None
                                 annual base salary

                                 Group 2: 2 times the current
                                 annual base salary

Annual Incentive                 Group 1: 3 times the maximum                  Group 1 and 2: None.
under Executive                  incentive opportunity for the
Incentive Plan                   current year

                                 Group 2: 2 times the maximum
                                 incentive opportunity for the
                                 current year



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
-----------------------------    -------------------------------------------   -------------------------
                                               INVOLUNTARY                          TERMINATION FOR
          BENEFITS                             TERMINATION                               CAUSE
-----------------------------    -------------------------------------------   -------------------------
Employee Benefits                Group 1: Continuation of medical,             Group 1 and 2:
                                 dental, and life benefits (as existing
*These benefits cease at the     on date of termination) for
earliest to occur of (i)         Executive and dependents for up to
maximum number of years          3 years.* Executive would pay normal          None
indicated, or (ii) the           group rate employee contribution
Executive is covered under       amounts for this Coverage.
another plan.                                                                  None
                                 Group 2: Continuation of medical,
                                 dental, and life benefits (as existing
                                 on date of termination) for Executive
                                 and dependents for up to 2 years.*
                                 Executive would pay normal group rate
                                 employee contribution amounts for this
                                 Coverage.                                     Group 1 and 2: COBRA
                                                                               coverage begins at
                                 Group 1 and 2: COBRA coverage Period, if      termination unless
                                 applicable, begins after the benefits         Executive is terminated
                                 continuation period has ended.                for gross misconduct.


--------------------------------------------------------------------------------------------------------
                                   BENEFITS PROVIDED BY OTHER PLANS
--------------------------------------------------------------------------------------------------------
Qualified Retirement             Group 1 and 2: All vested balances            Group 1 and 2: All vested
Plan                             (as required by law).                         balances (as required by
                                                                               law).

Restricted Stock and             Group 1 and 2: Immediate vesting              Group 1 and 2: Immediate
Stock Options                    at time of change of control per              vesting at time of change
                                 Option Plan.                                  of control per Option
                                                                               Plan.

         Benefits are not payable under this Plan if an Executive's employment is terminated following the sale or disposition of any subsidiary of the Company unless that transaction is in conjunction with a Change of Control of Powell Industries, Inc.

         If an Executive dies during the Covered Period after his Involuntary Termination, but before the payment or provision of all benefits to which that Executive has become entitled, then (1) cash payments due under Section 7 shall be made in accordance with the terms thereof, and (2) coverage for the Executive's dependents shall continue for the applicable term provided in this
Section 6.

7.       PLAN PAYMENTS.

         Payments from this Plan will consist of the payment and provision of severance benefits by the Company out of its general assets in accordance with the terms of this Plan. Cash


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payments due will be paid to the Executive or his Beneficiary within 90 days of the event causing the benefit payment under this Plan.

8.       DESIGNATION OF BENEFICIARY.

         Each Executive may from time to time designate the person(s) or entity(ies) to whom the benefits provided for in this Plan are to be paid in the event of the Executive's death. An Executive may from time to time change such Executive's designation of Beneficiary and, upon any such change, any previously designated Beneficiary's right to receive any benefits under the Plan shall terminate.

         In order to be effective, any designation or change of designation of a Beneficiary must be made on a form furnished by the Committee and signed by the Executive and received by the Committee while the Executive is alive. If a Beneficiary of a deceased Executive shall survive the deceased Executive but die prior to the receipt of all benefits payable to said Beneficiary under the Plan, then such benefits as would have been payable to said deceased Beneficiary shall be paid to such Beneficiary's estate at the same time and in the same manner as such benefits would have been payable to said deceased Beneficiary.

         If no such designation is on file with the Committee at the time of the death of the Executive or such designation is not effective for any reason as determined by the Committee, then the designated Beneficiary to receive such benefit shall be such Executive's spouse, if any, or the Executive's estate, if the Executive was not married at the time of his death.

9.       PLAN AMENDMENT AND/OR TERMINATION.

         This Plan may be amended at any time at the sole discretion of the Company by appropriate action of the Board and may be terminated at any time; provided that within one year of a Change of Control: (i) no amendment may be made which adversely affects the benefits which would be payable to an Executive hereunder in the event of a termination of employment following such Change of Control, and (ii) the Plan may not be terminated.

10.      COORDINATION WITH EMPLOYMENT AND OTHER AGREEMENTS.

         The severance benefits provided under this Plan to an Executive of the Company shall be coordinated with any severance benefits provided to such officer under any employment contract or other agreements between the Company and its consolidated subsidiaries and such Executive, such that for each item of severance benefit described herein, the Executive shall be entitled to the most favorable of the benefits provided by this Plan and by the employment contract or other agreement, but the Company shall not be required under this Plan to pay or provide twice any item of severance benefit that is covered both by this Plan and by such employment contract or other agreement. Split dollar agreements, if any, between the Company and an Executive shall operate according to their terms and shall not be affected by, or affect, payments due under this Plan.

11.      GENERAL PROVISIONS.

         A. NO ASSIGNMENT OF PROPERTY RIGHTS. Unless it is specifically required by applicable law, no interest or property rights of any Executive in this Plan or in any severance benefit to be paid pursuant to its terms, shall be subject in any manner to sale, transfer,


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assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, nor may such interest or right to receive a payment or distribution be taken, voluntarily or involuntarily, for the satisfaction of the obligations or debts of, or other claims against, the Executive or his Beneficiary, including claims for alimony, support, separate maintenance, and claims in bankruptcy proceedings. Any act in violation of this section shall be null and void.

         B. NO EMPLOYMENT CONTRACT. This Plan is not an employment contract and nothing contained in it shall prohibit the adjustment from time to time of the terms of employment of any Executive, including his current compensation and fringe benefits to which he may otherwise be entitled. No provision in this Plan shall be construed to affect in any way the Company's right to discharge any Executive at any time and for any reason, which right is hereby reserved, subject to any separate contract with such Executive.

         C. INTERPRETATION. The interpretation, performance and enforcement of this Plan shall be governed by ERISA and, to the extent not preempted, by the laws of the State of Texas, without regard to Texas rules concerning conflicts of laws. Except when otherwise indicated by the context, the use of masculine terminology in this Plan shall include the feminine.

         D. NO OFFSET REQUIRED. No payments or benefits payable to or with respect to an Executive pursuant to this Plan shall be reduced by any amount the Executive may owe to the Company, or any amount the Executive may earn or receive from employment with another employer or from any other source.

         E. TAX WITHHOLDING. If any Federal or state tax withholding is required with respect to an Executive's severance benefit under this Plan, the Committee shall make appropriate arrangements to withhold the required amount from the Executive's benefit payment under this Plan.

         F. GROSS UP. Benefits paid to an Executive pursuant to this Plan shall be "grossed-up" by the Company to cover (1) any federal excise tax due by that Executive on account of these benefit payments and (2) any federal income and employment taxes due on the federal excise tax described in this Section 11.F.

         G. REIMBURSEMENT FOR LEGAL FEES. The Company shall reimburse an Executive for legal fees incurred by an Executive to successfully enforce the terms of this Plan in an amount which does not exceed the following maximums:

                     Executive in Group 1            $150,000
                                                     ========

                     Executive in Group 2            $100,000
                                                     ========

         Reimbursement shall be made by the Company to the Executive within 30 days of receipt by the Company of a statement for such legal fees submitted by the Executive.

         H. SEVERABILITY. In the event any provision of this Plan is held illegal or invalid, the remaining provisions of this Plan shall not be affected thereby.

12.      EXECUTION.

         To record the adoption of this amended and restated Executive Severance Protection Plan as set forth in this document, effective as of September 20, 2002, the effective date for this Plan


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


as approved by its Board, Powell Industries, Inc. has caused this Plan to be executed by its duly authorized representative this 20th day of September, 2002.


                                            POWELL INDUSTRIES, INC.




                                            By: /s/ DON R. MADISON
                                                -------------------------------
                                                Don R. Madison
                                                Vice President
                                                Chief Financial Officer






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